Exhibit (a)(5)(xvi)
Media Release

Basel, January 16, 2008

Roche Extends Tender Offer for Ventana

Roche (SWX: ROG.VX; RO.S; OTCQX: RHHBY), a world-leading healthcare provider of pharmaceuticals and diagnostics, announced today that it has extended its offer to acquire all of the outstanding common shares of Ventana Medical Systems, Inc. (NASDAQ: VMSI) to 5:00 p.m., New York City time on Friday, March 14, 2008.  The tender offer was previously scheduled to expire at 5:00 p.m., New York City time, on January 17, 2008.  All other terms and conditions of the tender offer remain unchanged.  As of the close of business on January 16, 2008, approximately 62,401 shares have been tendered pursuant to the offer.

Greenhill & Co. and Citi are acting as financial advisors to Roche and Davis Polk & Wardwell is acting as legal counsel.

About Roche
Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As the world’s biggest biotech company and an innovator of products and services for the early detection, prevention, diagnosis and treatment of diseases, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is the world leader in in-vitro diagnostics and drugs for cancer and transplantation, a market leader in virology and active in other major therapeutic areas such as autoimmune diseases, inflammation, metabolic disorders and diseases of the central nervous system. In 2006 sales by the Pharmaceuticals Division totaled 33.3 billion Swiss francs, and the Diagnostics Division posted sales of 8.7 billion Swiss francs. Roche has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai, and invests approximately 7 billion Swiss francs a year in R&D. Worldwide, the Group employs about 75,000 people.

F. Hoffmann-La Roche Ltd.	CH-4070 Basel	Corporate Communications	Tel. +41 61 - 688 88 88 Fax +41 61 - 688 27 75 http://www.roche.com

Roche’s Diagnostics Division offers a uniquely broad product portfolio and supplies a wide array of innovative testing products and services to researchers, physicians, patients, hospitals and laboratories world-wide.

Roche commenced operations in the U.S. over 100 years ago and these operations include research and development centers that conduct leading-edge work in advancing disease detection and treatment. Our diagnostics and pharmaceuticals businesses in the U.S. employ more than 20,000 people and generate approximately $10 billion in sales (including Genentech), accounting for about 40% of the Roche Group's global annual revenues.

For further information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

Further information
- All documents on the offer to Ventana’s shareholders: www.roche.com/info070625

Roche Group Media Relations
Phone: +41 61 688 8888 / e-mail: basel.mediaoffice@roche.com
- Daniel Piller (Head of Roche Group Media Relations)
- Alexander Klauser

Brunswick Group (for U.S. media)
Phone: +1 212 333 3810
- Steve Lipin
- Nina Devlin

MacKenzie Partners (for U.S. investors)
Phone: +1 212 929 5500
- Larry Dennedy
- Bob Marese

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS ‘BELIEVES’, ‘EXPECTS’, ‘ANTICIPATES’, ‘PROJECTS’, ‘INTENDS’, ‘SHOULD’, ‘SEEKS’, ‘ESTIMATES’, ‘FUTURE’ OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) PRICING AND PRODUCT INITIATIVES OF COMPETITORS; (2) LEGISLATIVE AND REGULATORY DEVELOPMENTS AND ECONOMIC CONDITIONS; (3) DELAY OR INABILITY IN OBTAINING REGULATORY APPROVALS OR BRINGING PRODUCTS TO MARKET; (4) FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND GENERAL FINANCIAL MARKET CONDITIONS; (5) UNCERTAINTIES IN THE DISCOVERY, DEVELOPMENT OR MARKETING OF NEW PRODUCTS OR NEW USES OF EXISTING PRODUCTS, INCLUDING WITHOUT LIMITATION NEGATIVE RESULTS OF CLINICAL TRIALS OR RESEARCH PROJECTS, UNEXPECTED SIDE-EFFECTS OF PIPELINE OR MARKETED PRODUCTS; (6) INCREASED GOVERNMENT PRICING PRESSURES; (7) INTERRUPTIONS IN PRODUCTION; (8) LOSS OF OR INABILITY TO OBTAIN ADEQUATE PROTECTION FOR INTELLECTUAL PROPERTY RIGHTS; (9) LITIGATION; (10) LOSS OF KEY EXECUTIVES OR OTHER EMPLOYEES; AND (11) ADVERSE PUBLICITY AND NEWS COVERAGE. THE STATEMENT REGARDING EARNINGS PER SHARE GROWTH IS NOT A PROFIT FORECAST AND SHOULD NOT BE INTERPRETED TO MEAN THAT ROCHE’S EARNINGS OR EARNINGS PER SHARE FOR ANY CURRENT OR FUTURE PERIOD WILL NECESSARILY MATCH OR EXCEED THE HISTORICAL PUBLISHED EARNINGS OR EARNINGS PER SHARE OF ROCHE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL VENTANA’S COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION

(THE “SEC”) ON JUNE 27, 2007. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND STOCKHOLDERS CAN OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE TENDER OFFER MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2008 ANNUAL MEETING (THE “PROXY STATEMENT”).  PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH VENTANA STOCKHOLDER ENTITLED TO VOTE AT THE 2008 ANNUAL MEETING.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  INVESTORS AND STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THESE MATERIALS AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  IN ADDITION, DOCUMENTS FILED WITH THE SEC BY ROCHE MAY ALSO BE OBTAINED FOR FREE BY CONTACTING MACKENZIE PARTNERS AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, ROCHE HOLDINGS, INC., ROCKET ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY ROCHE HOLDINGS, INC. FOR ELECTION TO VENTANA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES”) MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM VENTANA STOCKHOLDERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD, ROCHE HOLDINGS, INC. AND ROCKET ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE

SOLICITATION OF PROXIES HAVE NOT BEEN DETERMINED AS OF THE DATE OF THIS PRESS RELEASE.  NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES.  IN THEIR ROLE AS FINANCIAL ADVISORS TO ROCHE, GREENHILL & CO. AND CITI MAY ALSO ASSIST IN THE SOLICITATION OF PROXIES FROM VENTANA STOCKHOLDERS.  GREENHILL & CO. AND CITI WILL NOT RECEIVE ANY FEES FOR OR IN CONNECTION WITH ITS SOLICITATION ACTIVITIES, OTHER THAN THE FEES DUE FOR THEIR SERVICES AS FINANCIAL ADVISORS TO ROCHE AND DEALER MANAGERS IN CONNECTION WITH ROCHE’S TENDER OFFER.  INVESTORS AND STOCKHOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.